Exhibit 99.1

DAVIDsTEA Inc. Announces Fourth Quarter and Fiscal 2016 Financial Results

Fourth quarter sales growth of 13.9% to  C$86.3 million

FY16 sales growth of 19.5% to C$216.0 million

MONTREAL,  April 12, 2017  (GLOBE NEWSWIRE) — DAVIDsTEA Inc. (Nasdaq:DTEA) today announced financial results for the three months and year ended January 28, 2017.

For the three months ended January 28, 2017:

•	Sales increased by 13.9% to C$86.3 million from C$75.8 million in the fourth quarter of fiscal 2015. Comparable sales increased by 0.4%.
•

Gross profit increased by 6.2% to  C$44.8 million from  C$42.2 million in the fourth quarter of fiscal 2015,  while gross profit as a percent of sales decreased to 51.9% from 55.7% in the fourth quarter of fiscal 2015.  The decrease in gross profit as a percent of sales was driven by additional promotional activity, a shift in product sales mix and the adverse impact from the stronger U.S. dollar on U.S. dollar denominated purchases.

•

Selling, general and administration expenses (“SG&A”) increased to C$43.6 million from C$26.0 million in the fourth quarter of fiscal 2015.  As a percent of sales, SG&A increased to 50.5%  from 34.3% in the fourth quarter of fiscal 2015. During the fourth quarter of fiscal 2016, the Company recorded a non-cash asset impairment charge and provision for onerous contracts for underperforming stores of $13.1M, or $(0.31) per diluted share. Adjusted SG&A, a non-IFRS measure, which excludes executive separation costs, the aforementioned impairment of property and equipment, and provision for onerous contracts in the fourth quarter of fiscal 2016, as well as the loss on disposal on property and equipment in the fourth quarter of fiscal 2015 (see Reconciliation of IFRS basis to Adjusted selling, general and administration expenses),  increased to C$29.9 million from C$26.0 million in the fourth quarter of fiscal 2015, due primarily to the hiring of additional staff to support the growth of the Company, including new stores, and higher store operating expenses to support the operations of 231 stores as of January 28, 2017 as compared to 193 stores as of January 30, 2016. As a percent of sales, adjusted SG&A increased to 34.6% from 34.3%.

•

Results from operating activities were C$1.2 million as compared to C$20.2 million in the fourth quarter of fiscal 2015.  Adjusted results from operating activities, a non-IFRS measure, which excludes executive separation costs, impairment of property and equipment and provision for onerous contracts in the fourth quarter of fiscal 2016 and a stock-based compensation expense adjustment related to cashless exercise of options in the fourth quarter of fiscal 2015 (see Reconciliation of IFRS basis to Adjusted results from operating activities), decreased to C$15.0 million from C$16.2 million in the fourth quarter of fiscal 2015.

•

The Company opened 6 new stores in the fourth quarter of fiscal 2016 and ended the quarter with a total of 231 stores in Canada and the U.S. This represents an increase of 19.7% from the end of the fourth quarter of fiscal 2015.

•

Net income was C$2.0 million compared to net income of  C$14.8 million in the fourth quarter of fiscal 2015.  Adjusted net income,  a non-IFRS measure, which excludes executive separation costs, impairment of property and equipment and provision for onerous contracts in the fourth quarter of 2016, and a stock-based compensation expense adjustment related to cashless exercise of options in the fourth quarter of fiscal 2015 (see Reconciliation of IFRS basis to Adjusted net income (loss) table), was C$10.6 million compared to C$11.8 million in the fourth quarter of fiscal 2015.

•

Adjusted EBITDA was C$18.1 million compared to C$18.9 million in the fourth quarter of fiscal 2015. Adjusted EBITDA,  a non-IFRS measure, excludes non-cash or one-time costs in the current and prior year periods (see Reconciliation of Adjusted EBITDA table).

•

Fully diluted income (loss) per common share was  C$0.08 compared to  C$0.57 in the fourth quarter of fiscal 2015. Adjusted fully diluted income (loss) per common share, a non-IFRS measure, which is adjusted net income on an adjusted fully diluted weighted average shares outstanding basis (see Reconciliation of fully diluted weighted average common shares outstanding table), was  C$0.41 per share compared to  C$0.45 per share in the fourth quarter of fiscal 2015.

Joel Silver, President and Chief Executive Officer, stated, “Our fourth quarter financial results were softer than expected on the bottom line primarily driven by lower gross profit margins mainly as a result of  weaker product assortment that necessitated more discounting, combined with post-holiday promotions that were elevated to begin to clear through holiday inventory. Despite the weakness in our Q4 financial performance, in fiscal 2016 we made progress in key areas including continuing to grow our e-commerce business, maximizing the potential of our loyalty program, and executing several in-store tests which have resulted in a number of learnings that we will utilize to drive sales, improve the customer experience and achieve operational efficiencies going forward.”

Mr. Silver continued, “Looking ahead, fiscal 2017 will be a reset year for DAVIDsTEA. My initial priorities as President and CEO will be centered around improving the product assortment, in-store experience and getting back to the core of the DAVIDsTEA brand while being very disciplined when allocating capital, purchasing inventory and incurring expenses. We will renew and streamline our focus on tea, make further investments in our growing and profitable digital platform, conduct consumer research and incorporate the resulting insights into our brand strategy, and continue to invest in our people. While we have our work cut out for us, we are focused on reinvigorating our sales and customer experience in order to achieve the full potential that we believe exists for the DAVIDsTEA brand.”

Mr. Silver concluded, “We are also pleased to announce that Christine Bullen, currently Managing Director, US, has been appointed Chief Operating Officer and President of DAVIDsTEA (USA) effective today. Christine is a  great asset to the Company and her experience leading the Company as Interim President and CEO will be of great value as we focus on reinvigorating the DAVIDsTEA brand.”

For the year ended January 28, 2017:

•	Sales increased by 19.5% to $216.0 million from C$180.7 million in the comparable period in fiscal 2015. Comparable sales increased by 2.2%.
•

Gross profit increased by 13.9% to C$108.5 million from C$95.3 million in the comparable period in fiscal 2015, while gross profit as a percent of sales decreased to 50.2% from 52.8% in fiscal 2015.  The decrease in gross profit as a percent of sales was driven by additional promotional activity, a shift in product sales mix and the adverse impact from the stronger U.S. dollar on U.S. dollar denominated purchases.

•

Selling, general and administration expenses (“SG&A”) increased to C$114.8 million from C$80.1 million in the comparable period in fiscal 2015. As a percent of sales, SG&A  increased to 53.1% from 44.3% in fiscal 2015. Adjusted SG&A, a non-IFRS measure, which excludes executive separation costs, impairment of property and equipment, provision for onerous contracts and loss on disposal of property and equipment in the current year,  as well as the loss on disposal of property and equipment in the prior year (see Reconciliation of IFRS basis to Adjusted selling, general and administration expenses),  increased to C$97.5 million from C$79.8 million in fiscal 2015, due primarily to the hiring of additional staff to support the growth of the Company, including new stores, and higher store operating expenses to support the operations of 231 stores as of January 28, 2017 as compared to 193 stores as of January 30, 2016, as well as a full year of public company costs. As a percent of sales, adjusted SG&A increased to 45.1% from 44.2%.

•

Results from operating activities were C$ (6.3) million as compared to C$15.2 million in fiscal 2015. Adjusted results from operating activities, a non-IFRS measure, which excludes executive separation costs, impairment of property and equipment, provision for onerous contracts and loss on disposal of property and equipment in the current year, as well the loss on disposal of property and equipment in the prior year (see Reconciliation of IFRS basis to Adjusted results from operating activities),  decreased to C$10.9 million from C$15.5 million in fiscal 2015.

•	The Company opened 38 net new stores in the year ended January 28, 2017 and ended the year with a total of 231 stores in Canada and the U.S. This represents an increase of 19.7% from fiscal 2015.
•

Net loss was C$ (3.7) million compared to a  net loss of C$(131.4) million in fiscal 2015 which, as previously stated, includes a C$140.9 million non-cash loss associated with the embedded derivative on Series A, A-1 and A-2 preferred shares as all preferred shares were converted into common shares in conjunction with the IPO transaction (see Reconciliation of IFRS basis to Adjusted net income (loss) table). Adjusted net income, a non-IFRS measure, which excludes executive separation costs, impairment of property and equipment, provision for onerous contracts and loss on disposal of property and equipment in the current year, as well as IPO-related and other one-time income or expenses in fiscal 2015 (see Reconciliation of IFRS basis to Adjusted net income (loss) table), was C$7.5 million compared to C$10.5 million in fiscal 2015.

•	Adjusted EBITDA was C$23.0 million compared to C$24.6 million in fiscal 2015. Adjusted EBITDA, a non-

IFRS measure, excludes IPO-related and other non-cash or one-time costs in the current and prior year (see Reconciliation of Adjusted EBITDA table).
•

Fully diluted income (loss) per common share was C$ (0.15) compared to C$(6.65) in fiscal 2015. Adjusted fully diluted income per common share, a non-IFRS measure, which is adjusted net income on an adjusted fully diluted weighted average shares outstanding basis (see Reconciliation of fully diluted weighted average common shares outstanding table), was C$0.29 per share compared to C$0.40 per share in fiscal 2015.

Balance sheet highlights as of January 28, 2017:

•	Cash: C$64.4 million.
•	Total liquidity (cash plus availability on a C$20.0 million revolving facility): C$84.4 million.

Fiscal 2017 Outlook:

As the Company conducts its evaluation of the business under new leadership and develops its go-forward strategy to drive improved results, quarterly and annual guidance will not be provided.

Conference Call Information:

A conference call to discuss the fourth quarter and Fiscal 2016 financial results is scheduled for today, April 12, 2017, at 4:30 p.m. Eastern Time. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at www.davidstea.com. An online archive of the webcast will be available within two hours of the conclusion of the call and will remain available for one year.

Non-IFRS Information:

This press release includes non-IFRS measures including Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share are not presentations made in accordance with IFRS, and the use of the terms Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share may differ from similar measures reported by other companies. We believe that Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share provide investors with useful information with respect to our historical operations. We present Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share as supplemental performance measures because we believe they facilitate a comparative assessment of our operating performance relative to our performance based on our results under IFRS, while isolating the effects of some items that vary from period-to-period. Specifically, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss) and Adjusted fully diluted income (loss) per share allow for an assessment of our operating performance, including new store costs, without the effect of non-cash charges of the period or other one-time charges, such as depreciation, amortization, finance costs, deferred rent, non-cash compensation expense, costs related to onerous contracts or contracts where we expect the costs of the obligations to exceed the economic benefit, gain (loss) on derivative financial instruments, loss on disposal of property and equipment, impairment of property and equipment, and certain non-recurring expenses. These measures also function as benchmarks to evaluate our operating performance. Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are not measurements of our financial performance under IFRS and should not be considered in isolation or as alternatives to net income, net cash provided by operating, investing or financing activities or any other financial statement data presented as indicators of financial performance or liquidity, each as presented in accordance with IFRS. We understand that although Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share are frequently used by securities analysts, lenders and others in their evaluation of companies, they have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under IFRS. Some of these limitations are:

•

Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share do not reflect changes in, or cash requirements for, our working capital needs; and

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

Because of these limitations, Adjusted selling, general and administration expenses, Adjusted results from operating activities, Adjusted EBITDA, Adjusted net income (loss), and Adjusted fully diluted income (loss) per share should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

Forward-Looking Statements:

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs about the Company’s growth prospects, store openings, product offerings and financial guidance for the coming fiscal quarter and fiscal year. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks and uncertainties including: the Company’s ability to maintain and enhance its brand image, particularly in new markets; the Company’s ability to compete in the specialty tea and beverage category; the Company’s ability to expand and improve its operations; changes in the Company’s executive management team; levels of foot traffic in locations in which the Company’s stores are located; changes in consumer trends and preferences; fluctuations in foreign currency exchange rates; general economic conditions and consumer confidence; minimum wage laws; the importance of the Company’s first fiscal quarter to results of operations for the entire fiscal year; and other risks set forth in the Company’s Annual Report on Form 10-K dated April 12, 2017 and filed with the Securities and Exchange Commission on April 13, 2017. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA:

DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 231 company-operated DAVIDsTEA stores throughout Canada and the United States as of January 28, 2017, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

CONSOLIDATED BALANCE SHEETS

[Unaudited and in thousands of Canadian dollars]

	As at	As at
	January 28, 2017	January 30, 2016
	$	$

ASSETS
Current
Cash	64,440	72,514
Accounts and other receivables	3,485	2,702
Inventories	31,264	17,767
Income tax receivable	539	605
Prepaid expenses and deposits	5,659	4,493
Derivative financial instruments	454	3,442
Total current assets	105,841	101,523
Property and equipment	51,160	47,330
Intangible assets	2,958	2,242
Deferred income tax assets	14,375	7,877
Total assets	174,334	158,972
LIABILITIES AND EQUITY
Current
Trade and other payables	19,681	14,435
Deferred revenue	4,885	3,762
Income taxes payable	—	62
Current portion of provisions	2,562	512
Total current liabilities	27,128	18,771
Deferred rent and lease inducements	7,824	6,002
Provisions	5,932	162
Total liabilities	40,884	24,935
Equity
Share capital	263,828	259,205
Contributed surplus	8,833	7,094
Deficit	(142,398)	(138,465)
Accumulated other comprehensive income	3,187	6,203
Total equity	133,450	134,037
	174,334	158,972

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

AND COMPREHENSIVE INCOME (LOSS)

[Unaudited and in thousands of Canadian dollars, except share information]

	For the three months ended		For the year ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
	$	$	$	$

Sales	86,302	75,760	215,984	180,690
Cost of sales	41,462	33,590	107,534	85,359
Gross profit	44,840	42,170	108,450	95,331
Selling, general and administration expenses	43,640	26,018	114,756	80,116
Stock-based compensation related to cashless exercise	—	(4,052)	—	—
Results from operating activities	1,200	20,204	(6,306)	15,215
Finance costs	21	20	76	1,051
Finance income	(85)	(117)	(479)	(348)
Accretion of preferred shares	—	—	—	401
Loss from embedded derivative on Series A, A-1 and A-2 preferred shares	—	—	—	140,874
Income (loss) before income taxes	1,264	20,301	(5,903)	(126,763)
Provision for income tax (recovery)	(781)	5,547	(2,235)	4,668
Net income (loss)	2,045	14,754	(3,668)	(131,431)
Other comprehensive income (loss)
Items to be reclassified subsequently to income:
Unrealized net gain (loss) on forward exchange contracts	(265)	3,359	(2,247)	5,253
Realized net gain on forward exchange contracts reclassified to inventory	(346)	(700)	(742)	(1,811)
Provision for income tax recovery (income tax) on comprehensive income	162	(705)	793	(913)
Cumulative translation adjustment	(50)	1,167	(820)	1,388
Other comprehensive income (loss), net of tax	(499)	3,121	(3,016)	3,917
Total comprehensive income (loss)	1,546	17,875	(6,684)	(127,514)
Net income (loss) per share:
Basic	0.08	0.61	(0.15)	(6.65)
Fully diluted	0.08	0.57	(0.15)	(6.65)
Weighted average number of shares outstanding
— basic	25,133,644	24,012,512	24,699,290	19,776,946
— fully diluted	26,035,505	25,929,818	24,699,290	19,776,946

CONSOLIDATED STATEMENTS OF CASH FLOWS

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
	$	$	$	$

OPERATING ACTIVITIES
Net income (loss)	2,045	14,754	(3,668)	(131,431)
Items not affecting cash:
Depreciation of property and equipment	2,251	1,739	8,069	5,832
Amortization of intangible assets	231	180	758	613
Loss on disposal of property and equipment	45	5	356	297
Impairment of property and equipment	5,000	—	7,516	—
Deferred rent	294	350	1,325	1,165
Provision (Recovery) for onerous contracts	8,092	—	8,140	(265)
Stock-based compensation expense	691	473	2,264	1,749
Settlement related to cashless exercise of stock options, net of income taxes recovered	—	(2,976)	—	(2,976)
Amortization of financing fees	20	65	75	241
Accretion of preferred shares	—	—	—	401
Loss from embedded derivative on Series A, A-1 and A-2 preferred shares	—	—	—	140,874
Deferred income taxes (recovered)	(4,855)	353	(4,380)	1,364
	13,814	14,943	20,455	17,864
Net change in other non-cash working capital balances related to operations	22,174	13,938	(9,293)	(2,272)
Cash flows related to operating activities	35,988	28,881	11,162	15,592
FINANCING ACTIVITIES
Repayment of finance lease obligations	—	—	—	(552)
Proceeds from issuance of long-term debt	—	—	—	9,996
Repayment of long-term debt	—	—	—	(20,010)
Repayment of loan from the controlling shareholder	—	—	—	(2,952)
Proceeds from issuance of common shares pursuant to exercise of stock options	973	57	2,779	143
Gross proceeds of initial public offering ("IPO")	—	—	—	79,370
IPO-related expenses	—	(41)	—	(10,661)
Financing fees	—	14	—	(172)
Cash flows related to financing activities	973	30	2,779	55,162
INVESTING ACTIVITIES
Additions to property and equipment	(5,033)	(4,437)	(20,531)	(16,852)
Additions to intangible assets	(624)	(211)	(1,484)	(1,172)
Cash flows related to investing activities	(5,657)	(4,648)	(22,015)	(18,024)
Increase (decrease) in cash during the period	31,304	24,263	(8,074)	52,730
Cash, beginning of period	33,136	48,251	72,514	19,784
Cash, end of period	64,440	72,514	64,440	72,514

Reconciliation of Adjusted EBITDA

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Net income (loss)	$2,045	$14,754	$(3,668)	$(131,431)
Finance costs	21	20	76	1,051
Finance income	(85)	(117)	(479)	(348)
Depreciation and amortization	2,482	1,919	8,827	6,445
Loss on disposal of property and equipment	45	5	45	5
Provision for income tax (recovery)	(781)	5,547	(2,235)	4,668
EBITDA	$3,727	$22,128	$2,566	$(119,610)
Additional adjustments :
Stock-based compensation expense (a)	691	473	2,264	1,749
Stock-based compensation expense related to cashless exercise (b)	—	(4,052)	—	—
Executive separation costs related to salary (c)	330	—	835	—
Impairment of property and equipment (d)	5,000	—	7,516	—
Provision (recovery) for onerous contracts (e)	8,092	—	8,140	(265)
Deferred rent (f)	294	350	1,325	1,165
Loss on disposal of property and equipment (g)	—	—	311	292
Accretion of preferred shares (h)	—	—	—	401
Loss from embedded derivative on Series A, A-1 and A-2 preferred shares (i)	—	—	—	140,874
Adjusted EBITDA	$18,134	$18,899	$22,957	$24,606

(a)	Represents non-cash stock-based compensation expense.
(b)	Represents expense related to cashless exercise of options by former employees.
(c)	Executive separation costs related to salary represent salary owed to certain executives as part of their separation agreements.
(d)	Represents costs related to impairment of property and equipment for stores.
(e)

Represents provision and non-cash recovery related to certain stores where the unavoidable costs of meeting the obligations under the lease agreements are expected to exceed the economic benefits expected to be received from the contract.

(f)	Represents the extent to which our annual rent expense has been above or below our cash rent.
(g)

Represents non-cash costs related to the loss on disposal of property and equipment due to construction of a new store concept at an existing location in the current year period and to the closure of one store due to termination of sub-lease in the prior year period.

(h)

Represents non-cash accretion expense on our preferred shares. In connection with the completion of our initial public offering on June 10, 2015, all of our outstanding preferred shares were converted automatically into common shares.

(i)	Represents non-cash market loss for the conversion feature of the Series A, A-1 and A-2 preferred shares. In connection with our initial public offering, this liability was converted into equity.

Reconciliation of IFRS basis to Adjusted net income (loss)

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Net Income (loss)	$2,045	$14,754	$(3,668)	$(131,431)
Stock-based compensation expense related to cashless exercise (a)	—	(4,052)	—	—
Executive separation costs (b)	673	—	1,267	—
Finance costs related to preferred shares (c)	—	—	—	477
Impairment of property and equipment (d)	5,000	—	7,516	—
Provision for onerous contracts (e)	8,092	—	8,140	—
Loss on disposal of property and equipment (f)	—	—	311	292
Accretion of preferred shares (g)	—	—	—	401
Loss from embedded derivative on Series A, A-1 and A-2 preferred shares (h)	—	—	—	140,874
Income tax expense adjustment (i)	(5,203)	1,076	(6,099)	(75)
Adjusted net income	$10,607	$11,778	$7,467	$10,538

(a)	Represents expense related to cashless exercise of options by former employees.
(b)

Executive separation costs represent salary owed to certain executives of $330 and $835 for three months and year ended January 28, 2017 payable as part of their separation agreements and stock-based compensation expense of $343 and $432 for three months and year ended January 28, 2017 relating to the vesting of equity awards pursuant to the separation agreements.

(c)	Represents finance fees related to the preferred shares. Upon the completion of our initial public offering, we converted the liability associated with these preferred shares into equity.
(d)	Represents costs related to impairment of property and equipment for stores.
(e)

Represents provision related to certain stores where the unavoidable costs of meeting the obligations under the lease agreement are expected to exceed the economic benefits expected to be received from the contract.

(f)

Represents non-cash costs related to the loss on disposal of property and equipment due to construction of a new store concept at an existing store location in the current year period and to the closure of one store due to termination of sub-lease in the prior year period.

(g)

Represents non-cash accretion expense on our preferred shares. In connection with the completion of our initial public offering on June 10, 2015, all of our outstanding preferred shares were converted automatically into common shares.

(h)	Represents non-cash market loss for the conversion feature of the Series A, A-1 and A-2 preferred shares. In connection with our initial public offering, this liability was converted into equity.
(i)

Removes the income tax impact of the stock-based compensation expense related to cashless exercise,  executive separation costs related to salary, impairment of property and equipment, provision for onerous contracts, and loss on disposal of property and equipment referenced in notes (a), (b), (d), (e) and (f).

Reconciliation of IFRS basis to Adjusted results from operating activities

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Results from operating activities	1,200	20,204	(6,306)	15,215
Stock-based compensation expense for cashless exercise (a)	—	(4,052)	—	—
Executive separation costs (b)	673	—	1,267	—
Impairment of property and equipment (c)	5,000	—	7,516	—
Provision for onerous contracts (d)	8,092	—	8,140	—
Loss on disposal of property and equipment (e)	—	—	311	292
Adjusted results from operating activities	$ 14,965	$ 16,152	$ 10,928	$ 15,507

(a)	Represents expense related to cashless exercise of options by former employees.
(b)

Executive separation costs represent salary owed to certain executives of $330 and $835 for three months and year ended January 28, 2017 payable as part of their separation agreements and stock-based compensation expense of $343 and $432 for three months and year ended January 28, 2017 relating to the vesting of equity awards pursuant to the separation agreements.

(c)	Represents costs related to impairment of property and equipment for stores.
(d)

Represents provision related to certain stores where the unavoidable costs of meeting the obligations under the lease agreement are expected to exceed the economic benefits expected to be received from the contract.

(e)

Represents non-cash costs related to the loss on disposal of property and equipment due to construction of a new store concept at an existing store location in the current year period and to the closure of one store due to termination of sub-lease in the prior year period.

Reconciliation of IFRS basis to Adjusted selling, general and administration expenses

[Unaudited and in thousands of Canadian dollars]

	For the three months ended		For the year ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Selling, general and administration expenses	43,640	26,018	114,756	80,116
Executive separation costs (a)	673	—	1,267	—
Impairment of property and equipment (b)	5,000	—	7,516	—
Provision for onerous contracts (c)	8,092	—	8,140	—
Loss on disposal of property and equipment (d)	—	—	311	292
Adjusted selling, general and administration expenses	$ 29,875	$ 26,018	$ 97,522	$ 79,824

(a)

Executive separation costs represent salary owed to certain executives of $330 and $835 for three months and year ended January 28, 2017 payable as part of their separation agreements and stock-based compensation expense of $343 and $432 for three months and year ended January 28, 2017 relating to the vesting of equity awards pursuant to the separation agreements.

(b)	Represents costs related to impairment of property and equipment for stores.
(c)

Represents provision related to certain stores where the unavoidable costs of meeting the obligations under the lease agreement are expected to exceed the economic benefits expected to be received from the contract.

(d)

Represents non-cash costs related to the loss on disposal of property and equipment due to construction of a new store concept at an existing store location in the current year period and to the closure of one store due to termination of sub-lease in the prior year period.

Reconciliation of fully diluted weighted average common shares outstanding, as reported, adjusted fully diluted weighted average common shares outstanding

[Unaudited and in thousands of Canadian dollars, except per share]

	For the three months ended		For the year ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Weighted average number of shares outstanding, fully diluted	26,035,505	25,929,818	24,699,290	19,776,946
Adjustments:
Adjustment for conversion of preferred shares Series A, A-1 and A-2 (a)	—	—	—	2,888,749
Initial public company share issuance (b)	—	—	—	1,213,332
Adjustment for anti-dilution (c)	—	—	1,310,218	2,229,057
Adjusted weighted average number of shares outstanding, fully diluted	26,035,505	25,929,818	26,009,508	26,108,084

Net income (loss) per share, fully diluted	0.08	0.57	(0.15)	(6.65)

Adjusted net income per share, fully diluted	0.41	0.45	0.29	0.40

(a)	Reflects the impact of the conversion of Series A, A-1 and A-2 preferred shares into common shares, as if they had been available the entire period.
(b)	Reflects the number of common shares issued in the initial public offering, as if they had been available the entire period.
(c)	Reflects the diluted impact of stock options, utilizing the treasury method, and restricted stock units.

Investor Contact

ICR Inc.

Farah Soi/Rachel Schacter

(203) 682-8200

investors@davidstea.com